Exhibit 16.1

Letterhead of HJ & Assocaites, LLC

December 1, 2005

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Nexia Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 2, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah